Exhibit 99.1

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Debbie Bockius

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THERMADYNE ANNOUNCES RESIGNATION OF CHIEF FINANCIAL OFFICER

ST. LOUIS, MO – October 18, 2011 – Thermadyne Holdings Corporation today announced that Steven A. Schumm, the Company’s Executive Vice President, Chief Financial Officer and Chief Administrative Officer, has stepped down after five years in those positions in order to pursue other interests. Mr. Schumm has agreed to remain available until the end of the year to assist in the transition of his responsibilities. Thermadyne expects to announce the appointment of a successor as CFO in the near future.

“On behalf of the company, I thank Steve for his years of commitment and service to the company and wish him every success in his future endeavors,” said Martin Quinn, Chief Executive Officer of Thermadyne.

About Thermadyne

Thermadyne, headquartered in St. Louis, Missouri, is a leading global manufacturer and marketer of metal cutting and welding products and accessories under a variety of leading premium brand names including Victor®, Tweco® / Arcair®, Thermal Dynamics®, Thermal Arc®, Stoody®, TurboTorch®, Firepower® and Cigweld®. For more information about Thermadyne, its products and services, visit the Company’s website at www.Thermadyne.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current expectations and involve a number of risks and uncertainties. Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results. These risks and factors are set forth in documents the Company files with the Securities and Exchange Commission, specifically in the Company’s most recent Registration Statement on Form S-4 and other reports it files from time to time.